Exhibit 99.1

Contact:	Gary Kohn	Robin Caputo
	Investor Relations	Media Relations
	303-625-5256	303-267-3876
	gkohn@ciber.com	rcaputo@ciber.com

CIBER REPORTS FOURTH QUARTER 2011 RESULTS

GREENWOOD VILLAGE, Colo., Feb. 23, 2012— CIBER, Inc. (NYSE: CBR), a global information technology consulting, services and outsourcing company, today reported results for the fourth quarter of 2011.

The Company has made a strategic decision to sell its Federal division to focus on its core offerings.  The Company anticipates completing the sale in the first quarter of 2012 and therefore the Federal division is presented as a discontinued operation and its results are not included in results from continuing operations for all periods presented in CIBER’s consolidated financial statements herein, unless otherwise noted.  A schedule of quarterly results from continuing operations and Federal as a discontinued operation for 2011 and 2010 is included with this release.

Highlights from continuing operations for the fourth quarter 2011 include:

•                  Revenue of $238.9 million, a 5% decrease

•                  Gross margin of 25.9%

•                  Operating income of $5.0 million

•                  Last year’s fourth quarter operating loss was $3.7 million, or operating income of $3.6 million excluding $7.3 million of bad debt and project write-off charges

•                  Net income of $2.2 million, or $0.03 per share

•                  Last year’s fourth quarter net loss was $1.6 million or $0.02 per share.  Excluding the bad debt and project write-off charges net income was $2.8 million, or $0.04 per share

•                  Cash on hand at quarter end of $65.6 million, and bank debt outstanding of $66.2 million

•                  For the full-year including Federal, cash flow from operations of $31.5 million, capital expenditures of $15.4 million, and free cash flow of $16.1 million

Significant highlights since year end:

•                  Announced the pending sale of the Federal division

•                  Paid down $25 million of debt under the senior credit facility through the repatriation of international cash, with no cash-tax impact

•                  Progress towards refinancing the current senior credit facility

President and Chief Executive Officer Dave Peterschmidt said, “We have made measured progress this past year on the turnaround of CIBER.  The significant actions we have taken, including stabilizing North America, lowering our risk profile, agreeing to sell our Federal business and improving delivery quality, have come about by the changes we have made on several fronts including strengthening our leadership and overhauling our operational processes.  The results of these actions are now being reflected in a stronger balance sheet.  We do, however, understand the importance of delivering improved operating profits and cash flows and remain confident that we will achieve these goals as we move through 2012.”

Peterschmidt continued, “My focus is on continuing the momentum we have created in North America, and carrying that momentum to our International performance.  As part of this effort, Rick Genovese has been promoted to COO with responsibility for global operations.  His charge is to unify the organization globally to ensure that CIBER is truly operating as one company.  While much work remains in 2012, I am confident that we are building a business model that will generate improved returns to shareholders as we drive revenue growth and profitability in the back half of this year.”

Claude Pumilia, Executive Vice President and Chief Financial Officer, commented, “I am pleased to have taken steps, as promised, to strengthen our balance sheet.  In January, we effectively deployed international cash to pay down $25 million of debt and plan to reduce total debt further by utilizing at least a portion of the net cash proceeds from the Federal sale.  In this past quarter, we improved our cash collections, which resulted in a meaningful reduction in days sales outstanding, and enabled us to turn cash flow positive for the year.  I expect improved cash flow in 2012 as our financial performance improves in the second half of the year.”

Fourth Quarter Financial Results from Continuing Operations

Revenue of $238.9 million decreased 5% on a reported and constant currency basis compared with the fourth quarter last year.  The North America segment experienced a decline of 12%.  This rate of the year-over-year revenue decline has lessened sequentially from the third quarter.  The International division’s revenue growth was 3% or 4% constant currency.

Gross margin for the fourth quarter was 25.9%.  Selling, general and administrative expenses (SG&A) in the quarter were 23.8% of revenue.  CIBER has improved both its gross margin and SG&A cost structure through increased utilization, targeted cost reductions, as well as less bad debt and project write-off charges.

Fourth quarter operating income was $5.0 million with an operating margin of 2.1%.  This compares to last year’s fourth quarter operating loss of $3.7 million which included $7.3 million of bad debt and project write-off charges.  Excluding these charges, operating income in the fourth quarter 2010 was $3.6 million with an operating margin of 1.4%.

Net income for the fourth quarter was $2.2 million or $0.03.  Fourth quarter 2010 net loss was $1.6 million or $0.02 per share including the bad debt and project write-off charges.  Excluding the charges, fourth quarter 2010 net income was $2.8 million, or $0.04 per share.  The decrease in net income and EPS was driven by higher tax expense and interest expense.

The International division, which represented 49% of consolidated revenue, delivered revenue growth for the quarter of 3%, or 4% on a constant currency basis over the fourth quarter 2010.  Revenue growth slowed in light of the economic environment in Europe as well as lower billable headcount at two large customers.  Operating margin for the segment was 6.2%.  Gross and operating margins were down slightly from last year’s fourth quarter driven mostly from lower revenue.

The North American division, 43% of consolidated revenue, saw revenue decline 12% compared with 2010’s fourth quarter.  Gross margin in the fourth quarter was in the high twenties, an improvement from last year’s fourth quarter, as a result of fewer project overruns and improvements in utilization.  Operating margin, aided by cost reductions, was 4.6%.  The improved utilization rate and lower cost base should drive increased operating margins within this division throughout 2012.

Capital Deployment and Liquidity

CIBER’s cash balance at December 31, 2011 was $65.6 million, while the total outstanding balance on the senior credit facility was $66.2 million.   On January 31, 2012 the company met its obligation to repay $25 million under the facility through the repatriation of a portion of the International division’s cash, with no cash-tax impact.  The company also anticipates using at least a portion of the cash proceeds from the sale of its Federal division to reduce outstanding debt.

Including Federal, cash flow from operating activities for the year was $31.5 million; capital expenditures totaled $15.4 million; yielding free cash flow of $16.1 million.

Through aggressive cash management and structural improvements in cash collections, CIBER reduced days sales outstanding as of December 31, 2011 to 53 days.

Investor and Analyst Conference Call

CIBER President and Chief Executive Officer Dave Peterschmidt invites you to participate in a conference call or audiocast today at 11:00 a.m. Eastern Time to discuss the Company’s financial results.

The conference call and audiocast of the conference call will be available to the public.  The audiocast will be available at www.ciber.com/cbr.  To participate in the conference call, dial 866-362-5158 (U.S.) or +1-617-597-5397 (outside the U.S.) ten minutes prior to the start of the call and provide the operator with the pass code 35338634.

A replay of the call and audiocast will be available one hour after the call ends through Mar. 23, 2012.  To access the telephone replay, dial 888-286-8010 (U.S.) or +1- 617-801-6888 (outside the U.S.) and use the pass code 73600296.  The audiocast replay will be available at www.ciber.com/cbr.

Non-GAAP Financial Information

CIBER presents a number of non-GAAP measurements because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  These non-GAAP measurements include: Free cash flow (cash flow from operations less capital expenditures); International revenue change adjusted for currency; and fourth quarter 2010 operating income from continuing operations, operating margin from continuing operations, net income from continuing operations and EPS from continuing operations excluding $7.3 million of bad debt and project write-off charges.

Reconciliations of non-GAAP to comparable GAAP measures are available in the body of this release as well as the accompanying schedules.   These reconciliations may also be found in the Investor Relations section of the Company’s website at www.ciber.com/cbr.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections.  Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify forward-looking statements.  For example, we make certain forward-looking statements regarding our current expectations for revenue, cash flow, debt balances and profitability for certain of our business units or the Company for 2012 and the future.  These statements reflect a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements.  These risks include, without limitation, risks that: (1) economic and political conditions, including regulatory or legislative action, adversely affect us or our clients’ businesses and levels of business activity; (2) the sale of the Federal division does not close as expected; (3) the refinancing of our credit facility is not completed as expected, in which case we face covenant issues; (4) we cannot expand and develop our services and solutions in response to changes in technology and client demand; (5) we cannot compete as effectively as we expect in the highly competitive consulting, systems integration and technology and outsourcing markets; (6) our work in the government contracting environment exposes us to additional risks; (7) our clients may terminate their contracts with us or they may be unable or unwilling to pay us for our services, which may impact our accounting assumptions; (8) our outsourcing services subject us to operational and financial risk; (9) we cannot maintain favorable pricing and utilization rates; (10) our business is restricted by our current level of indebtedness and we could breach our financial covenants, and/or be unable to amend, extend or replace our current debt facility under favorable terms; (11) we cannot anticipate the cost and complexity of performing our work or we are not able to control our costs especially on fixed price contracts; (12) our global operations are subject to complex risks, some of which are beyond our control, including, but not limited to, fluctuations in foreign exchange rates; (13) we cannot balance our resources with client demand or hire sufficient employees with the required skills and background; (14) we may incur liability from our subcontractors’ or other third parties’ failure to deliver their project contributions on time or at all; (15) we cannot manage the organizational challenges associated with our size or our business strategy; (16) our share price could fluctuate due to numerous factors, including variability in revenues, operating results and profitability; and/or (17) other factors discussed from time to time in the Company’s news releases and public statements, as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in the Company’s Form 10-Q and most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.  Most of these factors are beyond CIBER’s ability to predict or control.  Forward-looking statements are not guarantees of performance and speak only as of the date they are made, and CIBER undertakes no obligation to publicly update any forward-looking statements in light of new information or future events.  Readers are cautioned not to put undue reliance on forward-looking statements.

About CIBER, Inc.

CIBER, Inc. is a global information technology consulting, services and outsourcing company applying practical innovation through services and solutions that deliver tangible results for both commercial and government clients. Services include application development and management, ERP implementation, change management, project management, systems integration, infrastructure management and end-user computing, as well as strategic business and technology consulting. Founded in 1974 and headquartered in Greenwood Village, Colorado, CIBER has more than 8,500 employees and subcontractors and operates in 18 countries, serving clients in North America, Europe and Asia/Pacific. Annual revenue in 2011 was $1.1 billion. CIBER trades on the New York Stock Exchange (NYSE: CBR), and is included in the Russell 2000 Index and the S&P Small Cap 600 Index. For more information, visit www.ciber.com.

CIBER, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
REVENUES
Consulting services	$226,174	$237,479	$929,409	$907,470
Other revenue	12,687	13,736	47,517	46,328
Total revenues	238,861	251,215	976,926	953,798

OPERATING EXPENSES
Cost of consulting services	169,398	182,842	710,989	686,267
Cost of other revenue	7,525	8,096	27,468	28,368
Selling, general and administrative	56,814	63,198	230,637	226,997
Goodwill impairment	—	—	16,300	82,000
Amortization of intangible assets	89	764	1,534	3,213
Total operating expenses	233,826	254,900	986,928	1,026,845

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	5,035	(3,685)	(10,002)	(73,047)

Interest income	580	422	987	614
Interest expense	(2,526)	(1,830)	(7,898)	(6,553)
Other income (expense), net	481	47	(2,524)	61

Income (loss) from continuing operations before income taxes	3,570	(5,046)	(19,437)	(78,925)
Income tax expense (benefit)	1,378	(3,453)	32,668	(23,389)

Net income (loss) from continuing operations	2,192	(1,593)	(52,105)	(55,536)
Loss from discontinued operations, net of income tax	(18,519)	(1,699)	(15,127)	(22,154)

CONSOLIDATED NET LOSS	(16,327)	(3,292)	(67,232)	(77,690)
Net income (loss) attributable to noncontrolling interests	(176)	22	29	(530)

NET LOSS ATTRIBUTABLE TO CIBER, INC.	$(16,151)	$(3,314)	$(67,261)	$(77,160)

Basic and diluted earnings (loss) per share attributable to CIBER, Inc.:
Continuing operations	$0.03	$(0.02)	$(0.73)	$(0.79)
Discontinued operations	(0.25)	(0.03)	(0.21)	(0.32)
Basic and diluted loss per share attributable to CIBER, Inc.	$(0.22)	$(0.05)	$(0.94)	$(1.11)

Weighted average shares outstanding:
Basic	72,484	70,029	71,831	69,626
Diluted	72,484	70,029	71,831	69,626

CIBER, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$65,567	$69,329
Accounts receivable, net of allowances of $1,422 and $7,367, respectively	182,359	216,286
Prepaid expenses and other current assets	25,700	23,379
Deferred income taxes	3,302	11,373
Current assets of discontinued operations	20,382	24,945
Total current assets	297,310	345,312

Property and equipment, net of accumulated depreciation of $64,929 and $58,159, respectively	26,845	25,023
Goodwill	275,504	294,644
Other intangible assets, net	649	2,154
Other assets	6,900	9,318
Long-term assets of discontinued operations	17,862	45,913

TOTAL ASSETS	$625,070	$722,364

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$25,571	$10,473
Accounts payable	35,112	47,835
Accrued compensation and related liabilities	60,124	67,013
Deferred revenue	22,308	21,194
Income taxes payable	8,613	9,760
Other accrued expenses and liabilities	45,454	47,156
Current liabilities of discontinued operations	7,310	9,517
Total current liabilities	204,492	212,948

Long-term debt	41,380	77,879
Deferred income taxes	15,462	6,159
Other long-term liabilities	6,729	5,878
Total liabilities	268,063	302,864

Commitments and contingencies

Equity:
CIBER, Inc. shareholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 74,487 shares issued	745	745
Treasury stock, at cost, 1,919 and 4,363 shares, respectively	(10,998)	(25,003)
Additional paid-in capital	330,088	325,177
Retained earnings	44,337	118,113
Accumulated other comprehensive income (loss)	(7,006)	661
Total CIBER, Inc. shareholders’ equity	357,166	419,693
Noncontrolling interests	(159)	(193)
Total equity	357,007	419,500

TOTAL LIABILITIES AND EQUITY	$625,070	$722,364

CIBER, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net loss	$(67,232)	$(77,690)
Adjustments to reconcile consolidated net loss to net cash provided by operating
Loss from discontinued operations	15,127	22,154
Goodwill impairment	16,300	82,000
Depreciation	11,184	11,108
Amortization of intangible assets	1,534	3,213
Deferred income tax expense (benefit)	26,900	(30,443)
Provision for doubtful receivables	337	6,369
Share-based compensation expense	4,678	3,881
Change in value of contingent consideration	3,898	462
Amortization of debt costs	2,182	1,915
Other, net	298	2,417
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	30,540	(41,939)
Other current and long-term assets	(1,497)	(786)
Accounts payable	(12,693)	16,607
Accrued compensation and related liabilities	(3,176)	5,740
Other current and long-term liabilities	(2,887)	16,660
Income taxes payable/refundable	(2,555)	4,337
Cash provided by operating activities — continuing operations	22,938	26,005
Cash provided by operating activities — discontinued operations	8,584	9,116
Cash provided by operating activities	31,522	35,121

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(895)	(3,580)
Purchases of property and equipment, net	(15,364)	(12,968)
Cash used in investing activities — continuing operations	(16,259)	(16,548)
Cash used in investing activities — discontinued operations	(67)	(1,022)
Cash used in investing activities	(16,326)	(17,570)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on long-term debt	377,676	385,481
Payments on long-term debt	(399,483)	(396,618)
Employee stock purchases and options exercised	7,490	2,384
Purchases of treasury stock	—	(2,444)
Credit facility fees paid	(2,000)	(685)
Acquisition of noncontrolling interest	—	(1,558)
Other, net	(1,019)	61
Cash used in financing activities — continuing operations	(17,336)	(13,379)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,622)	(2,267)
Net increase (decrease) in cash and cash equivalents	(3,762)	1,905
Cash and cash equivalents, beginning of period	69,329	67,424
Cash and cash equivalents, end of period	$65,567	$69,329

CIBER, Inc.

SUMMARY SEGMENT DATA

(Dollars in thousands)

(Unaudited)

Summary Segment Analysis

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	Change	2011	2010	Change
Revenues:
International	$116,350	$112,559	3%	$471,034	$385,155	22%
North America	101,761	115,858	(12)%	419,564	487,219	(14)%
IT Outsourcing	23,235	24,783	(6)%	94,717	88,968	6%
Total segment revenues	241,346	253,200	(5)%	985,315	961,342	2%
Corporate/Inter-segment	(2,485)	(1,985)		(8,389)	(7,544)
Total revenues	$238,861	$251,215	(5)%	$976,926	$953,798	2%

Operating income (loss) from continuing operations:
International	$7,238	$7,268	—%	$29,214	$19,842	47%
North America	4,688	668	602%	8,541	30,710	(72)%
IT Outsourcing	1,617	(239)	777%	1,958	(518)	478%
Total segment operating income	13,543	7,697	76%	39,713	50,034	(21)%
Corporate expenses	(8,218)	(10,382)		(31,343)	(36,800)
Unallocated expenses of discontinued operations	(201)	(236)		(538)	(1,068)
EBITA	5,124	(2,921)		7,832	12,166
Goodwill impairment	—	—		(16,300)	(82,000)
Amortization of intangible assets	(89)	(764)		(1,534)	(3,213)
Total operating income (loss) from continuing operations	$5,035	$(3,685)		$(10,002)	$(73,047)

Segments as Percent of Total Segment Revenue and Total Segment Operating Income

(excluding Corporate/Inter-segment and corporate expenses, goodwill impairment and amortization)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
International	48%	44%	48%	40%
North America	42%	46%	42%	51%
IT Outsourcing	10%	10%	10%	9%
Total segment revenues	100%	100%	100%	100%

Operating income:
International	53%	94%	74%	40%
North America	35%	9%	21%	61%
IT Outsourcing	12%	(3)%	5%	(1)%
Total segment operating income	100%	100%	100%	100%

Segment Operating Margins

(excluding corporate expenses, goodwill impairment and amortization)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Operating margin:
International	6%	6%	6%	5%
North America	5%	1%	2%	6%
IT Outsourcing	7%	(1)%	2%	(1)%
Total segment operating margin	6%	3%	4%	5%

CIBER, Inc.

QUARTERLY RESULTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	Three months ended
	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010
REVENUES
Consulting services	$226,174	$231,064	$228,614	$243,557	$237,479	$225,938	$222,423	$221,630
Other revenue	12,687	11,101	12,373	11,356	13,736	11,032	10,517	11,043
Total revenues	238,861	242,165	240,987	254,913	251,215	236,970	232,940	232,673

OPERATING EXPENSES
Cost of consulting services	169,398	174,223	184,705	182,663	182,842	170,121	167,146	166,158
Cost of other revenue	7,525	6,756	6,704	6,483	8,096	7,622	6,014	6,636
Selling, general and administrative	56,814	55,199	60,083	58,541	63,198	52,315	59,145	52,339
Goodwill impairment	—	—	16,300	—	—	—	82,000	—
Amortization of intangible assets	89	131	682	632	764	783	716	950
Total operating expenses	233,826	236,309	268,474	248,319	254,900	230,841	315,021	226,083

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	5,035	5,856	(27,487)	6,594	(3,685)	6,129	(82,081)	6,590

Interest income	580	203	148	56	422	70	29	93
Interest expense	(2,526)	(2,005)	(1,875)	(1,492)	(1,830)	(1,520)	(1,314)	(1,889)
Other income (expense), net	481	469	(2,689)	(785)	47	(608)	561	61

Income (loss) from continuing operations before income taxes	3,570	4,523	(31,903)	4,373	(5,046)	4,071	(82,805)	4,855
Income tax expense (benefit)	1,378	3,143	27,070	1,077	(3,453)	1,171	(22,837)	1,730

Net income (loss) from continuing operations	2,192	1,380	(58,973)	3,296	(1,593)	2,900	(59,968)	3,125
Income (loss) from discontinued operations, net of income tax	(18,519)	1,784	708	900	(1,699)	464	(21,094)	175

CONSOLIDATED NET INCOME (LOSS)	(16,327)	3,164	(58,265)	4,196	(3,292)	3,364	(81,062)	3,300
Net income (loss) attributable to noncontrolling interests	(176)	24	108	73	22	(38)	(289)	(225)

NET INCOME (LOSS) ATTRIBUTABLE TO CIBER, INC.	$(16,151)	$3,140	$(58,373)	$4,123	$(3,314)	$3,402	$(80,773)	$3,525

Basic earnings (loss) per share attributable to CIBER, Inc.:
Continuing operations	$0.03	$0.02	$(0.82)	$0.05	$(0.02)	$0.04	$(0.86)	$0.05
Discontinued operations	(0.25)	0.02	0.01	0.01	(0.03)	0.01	(0.30)	—
Basic earnings (loss) per share attributable to CIBER, Inc.	$(0.22)	$0.04	$(0.81)	$0.06	$(0.05)	$0.05	$(1.16)	$0.05

Diluted earnings (loss) per share attributable to CIBER, Inc.:
Continuing operations	$0.03	$0.02	$(0.82)	$0.05	$(0.02)	$0.04	$(0.86)	$0.05
Discontinued operations	(0.25)	0.02	0.01	0.01	(0.03)	0.01	(0.30)	—
Diluted earnings (loss) per share attributable to CIBER, Inc.	$(0.22)	$0.04	$(0.81)	$0.06	$(0.05)	$0.05	$(1.16)	$0.05

Weighted average shares outstanding:
Basic	72,484	72,209	71,695	70,936	70,029	69,734	69,389	69,353
Diluted	72,484	72,609	71,695	72,091	70,029	69,929	69,389	69,633

CIBER, Inc.

NON-GAAP FINANCIAL INFORMATION

(Dollars in millions, except per share amounts)

(Unaudited)

CIBER reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP financial measures used in managing our business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results.  Certain of the information set forth in this press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission.  We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Components of Revenue

	Three Months Ended December 31, 2011
	Constant Currency Revenue Growth	Foreign Exchange Impact	GAAP Reported Revenue Growth
Revenues:
Consolidated	(5)%	—%	(5)%

International	4%	(1)%	3%

Operating Income from Continuing Operations Excluding Bad Debt Expense and Project Write-Off Charges

	Three Months Ended December 31,
	2011	2010

GAAP operating income (loss) from continuing operations	$5.0	$(3.7)
Bad debt expense and project write-offs, pre-tax	—	7.3
Operating income from continuing operations, excluding bad debt expense and project write-offs	$5.0	$3.6

GAAP operating income (loss) margin from continuing operations	2.1%	(1.5)%

Operating income margin from continuing operations, excluding bad debt expense and project write-offs	2.1%	1.4%

Net Income from Continuing Operations Excluding Bad Debt Expense and Project Write-Off Charges

	Three Months Ended December 31,
	2011	2010

GAAP net income (loss) from continuing operations	$2.2	$(1.6)
Bad debt expense and project write offs, after tax	—	4.4
Net income from continuing operations, excluding bad debt expense and project write-offs	$2.2	$2.8

Earnings (Loss) Per Share from Continuing Operations Excluding Bad Debt Expense and Project Write-Off Charges

	Three Months Ended December 31,
	2011	2010

GAAP earnings (loss) per share from continuing operations	$0.03	$(0.02)
Bad debt expense and project write-offs	—	0.06
Earnings per share from continuing operations, excluding bad debt expense and project write-offs	$0.03	$0.04